Exhibit 99.1

ZUNICOM Announces Change of Independent Public Accountants

Dallas, Texas, June 29, 2007 – Zunicom, Inc. (OTCBB: ZNCM.OB), announced today that on June 25, 2007, the Board of Directors of the Company passed a resolution changing  the Company’s independent registered public accounting firm from KBA Group LLP to Horwath Orenstein LLP of Toronto, Canada. The Company’s operations are now conducted through its wholly owned subsidiary, AlphaNet Hospitality Systems, Inc., that is based in Toronto, Canada. KBA Group LLP is located in Dallas, Texas. In deciding to change accountants, the Board concluded that having an accounting firm in the same city, Toronto, Canada, as its principal operations will save the Company accounting fees and expenses. The Company did not have any disagreement with KBA Group LLP. The change was made solely to reduce accounting costs and expenses. The Company anticipates that it will continue to use KBA Group LLP for tax advice.

The Company anticipates entering into an engagement agreement with Horwath Orenstein LLP in the near future.

About Zunicom, Inc.

Zunicom, Inc. (www.zunicom.com) through its wholly owned subsidiary, AlphaNet Hospitality Systems, Inc. (www.alphanet.net), provides business communication services to the hospitality industry. Zunicom owns 2,000,000 shares of the common stock of Universal Power Group, Inc. (Amex-UPG) that represents 40% of the issued and outstanding shares of UPG common stock as of this date.

Forward Looking Statement Disclaimer

This release contains a number of forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements.  In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.